UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2014

Hooper Holmes, Inc.
(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 N. Rogers Road, Olathe, Kansas 66062
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 764-1045

Not Applicable
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On August 31, 2014, Hooper Holmes, Inc. (the “Company”) and two of its wholly owned subsidiaries, Heritage Labs International, LLC (“HLI”) and Mid-America Agency Services, Incorporated (“MAS” and, collectively with HLI and the Company, the “Sellers”), entered into Amendment Number 1 to the Strategic Alliance Agreement (the “Alliance Agreement Amendment”), which amended certain terms of the Strategic Alliance Agreement, dated as of April 16, 2014, by and among the Sellers and Clinical Reference Laboratory, Inc. (“Buyer”) (as amended, the “Alliance Agreement”). Disclosures relating to the Alliance Agreement Amendment can be found in the second paragraph of Item 2.01 and are incorporated by reference in this Item 1.01.

On August 31, 2014, the Company and Buyer entered into Amendment Number 1 to the Limited Laboratory and Administrative Services Agreement (the “LLASA Amendment”), which amended certain terms of the Limited Laboratory and Administrative Services Agreement, dated as of April 16, 2014, by and between the Company and Buyer (as amended, the “LLASA”). Disclosures relating to the LLASA Amendment can be found in the third paragraph of Item 2.01 and are incorporated by reference in this Item 1.01.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On August 31, 2014, the Sellers completed the sale of certain assets comprising the Company’s Heritage Labs and Hooper Holmes Services business units, including fixed assets, trademarks and customer agreements, to Buyer, and Buyer assumed certain specified liabilities with respect to the business units, pursuant to the terms of the Alliance Agreement. The purchase price, after certain inventory-related price adjustments, was $3,539,203 in cash, of which $250,000 (the “Escrow Amount”) was deposited into an escrow account in accordance with the Alliance Agreement Amendment (as discussed below).

The Alliance Agreement Amendment amends the Alliance Agreement to, among other things, provide that: (1) certain lab assets under the Alliance Agreement located within HLI’s Olathe, KS laboratory (the “Lab”) be retained by Sellers (the “Retained Assets”) until they are transferred to Buyer at a separate closing to be held no later than October 31, 2014 (the “Retained Assets Closing”); (2) until the Retained Assets Closing, HLI provide Buyer reasonable access to the Retained Assets and certain lab services in connection with the Lab, and Buyer provide Sellers certain maintenance services with respect to the Retained Assets and payment of a nominal operating charge to Sellers; and (3) the Escrow Amount be deposited with Lathrop & Gage LLP, as escrow agent, and such Escrow Amount be released to Sellers upon the Retained Assets Closing.

The LLASA Amendment amends the LLASA Agreement to, among other things, provide: (1) for amendments relating to (i) testing of certain lab samples, (ii) delivering Statements of Work with respect to certain administrative services, (iii) the delivery of specimens to Buyer, (iv) Buyer’s provision to the Company of a specimen exceptions report, certain data files and monthly reports in connection with the testing of specimen and lab services provided by Buyer, and (vi) the Company’s provision to Buyer of certain demographic information required by the Department of Health, state-specific testing volumes and monthly volume forecasting; and (2) that the Company be entitled to engage the services of a third party to perform certain retesting or reflex testing for thirty (30) days after the Closing Date.

There are no relationships between the Sellers, any of their affiliates, any director or officer of the Sellers, or any associate of any such director or officer, and the Buyer, or any of its affiliates.

Additional details regarding the Alliance Agreement and the LLASA are provided in (i) the Current Report on Form 8-K filed by the Company on April 22, 2014, (ii) the Quarterly Report for the period ended March 31, 2014 on Form 10-Q filed by the Company on May 15, 2014, (iii) Amendment No. 1 to the Quarterly Report for the period ended March 31, 2014 on Form 10-Q filed by the Company on June 23, 2014, and (iv) the Quarterly Report for the period ended June 30, 2014 on Form 10-Q filed by the Company on August 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hooper Holmes, Inc.

Date:    September 4, 2014
By: /s/ Tom Collins________
Tom Collins
Senior Vice President and
Chief Financial Officer